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                                  EXHIBIT 10.8

                             WARRANT SIDE AGREEMENT

                                     BETWEEN

                           THEHEALTHCHANNEL.COM, INC.

                                       AND

                           SWARTZ EQUITY PARTNERS, LLC



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                                    AGREEMENT

        THIS AGREEMENT (the "Agreement") is entered into as of August 15, 2000, by and among THEHEALTHCHANNEL.COM, a corporation duly organized and existing under the laws of the State of Delaware (the "Company") and Swartz Private Equity, LLC (hereinafter referred to as "Investor").

                                    RECITALS:

        WHEREAS, pursuant to the Company's offering ("Equity Line") of up to Thirty Million Dollars ($30,000,000), excluding any funds paid upon exercise of the Warrants, of Common Stock of the Company pursuant to that certain Investment Agreement (the "Investment Agreement") between the Company and Investor dated on or about August 15, 2000, the Company has agreed to sell and Investor has agreed to purchase, from time to time as provided in the Investment Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of Thirty Million Dollars ($30,000,000); and

        WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed, among other things, to issue to the Investor Commitment Warrants, as defined in the Investment Agreement, to purchase a number of shares of Common Stock, exercisable for five (5) years from their respective dates of issuance.

                                     TERMS:

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. ISSUANCE OF COMMITMENT WARRANTS. As compensation for entering into the Equity Line, Investor received a warrant convertible into 3,450,000 shares of the Company's Common Stock, in the form attached hereto as EXHIBIT A (the "Commitment Warrants").

2. ISSUANCE OF ADDITIONAL WARRANTS. At the earlier of (i) June 19, 2001 or (ii) the date of the first Put Notice delivered to Investor pursuant to the Investment Agreement, Investor shall receive additional warrants (the "Additional Warrants"), to purchase a number of shares of Common Stock, if necessary, such that the sum of the number of Commitment Warrants and the number of Additional Warrants issued to Investor shall equal at least 4.5% of the number of fully diluted shares of Common Stock of the Company that are then outstanding. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a SMALLER number of shares (a "Reverse Stock Split"), then on the date of such Reverse Stock Split, and on each one year anniversary (each, an "Anniversary Date") of the Reverse Stock Split thereafter throughout the term of the Commitment Warrants, the Company shall issue to Investor additional warrants (the "Additional Warrants"), in the form of EXHIBIT A, to purchase a number of shares of Common Stock, if necessary, such that the sum of the number of Warrants and the number of Additional Warrants issued to Investor shall equal at least 4.5% of the number of fully diluted shares of Common Stock of the Company that are outstanding immediately following the

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Reverse Stock Split or Anniversary Date, as applicable. The Additional
Warrants shall be exerciseable at the same price as the Commitment Warrants, shall have the same reset provisions as the Commitment Warrants, shall have piggyback registration rights and shall have a 5-year term.

3. OPINION OF COUNSEL. Concurrently with the issuance and delivery of the Commitment Opinion (as defined in the Investment Agreement) to the Investor, or on the date that is six (6) months after the date of this Agreement, whichever is sooner, the Company shall deliver to the Investor an Opinion of Counsel (signed by the Company's independent counsel) covering the issuance of the Commitment Warrants and the Additional Warrants, and the issuance and resale of the Common Stock issuable upon exercise of the Warrants and the Additional Warrants.

4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.


        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 15th day of August, 2000.


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THEHEALTHCHANNEL.COM                        INVESTOR:
                                            SWARTZ PRIVATE EQUITY, LLC.


By:  /s/ Donald Shea                        By:  /s/ Eric S. Swartz
   -------------------------------             -------------------------------
        Donald Shea, CEO                             Eric S. Swartz, Manager


thehealthchannel.com
260 Newport Center Drive                          1080 Holcomb Bridge Road
Suite 250                                         Bldg. 200, Suite 285
Newport Beach, CA  92660                          Roswell, GA  30076
Telephone: (949) 631-8317                         Telephone: (770) 640-8130
Facsimile:  (949) 719-6055                        Facsimile:  (770) 640-7150

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